SHAREHOLDER RESPONSE SUMMARY REPORT         Page:   1
                    ADVANTAGE ADVISERS MULTI-SECTOR FUND
                   Advantage Advisers Multi-Sector Fund
                             December 23, 2008

                                    % of Outstanding         % of Shares
                   No. of Shares           Shares              Present
                  --------------    ----------------         ------------

 1. To approve the new sub-investment advisory agreement among the Trust, Eden Capital Management Partners, L.P. and Advantage Advisers, L.L.C.

 Affirmative        1,251,267.5480           48.092%             95.375%
 Against               28,185.0000            1.083%              2.148%
 Abstain               32,503.0000            1.249%              2.477%
 Brk Non-Vote                .0000             .000%               .000%

 TOTAL              1,311,955.5480           50.424%            100.000%



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                   SHAREHOLDER RESPONSE SUMMARY REPORT        Page:   2
                    ADVANTAGE ADVISERS MULTI-SECTOR FUND
                   Advantage Advisers Multi-Sector Fund
                             December 23, 2008

                                      % of Outstanding         % of Shares
                     No. of Shares           Shares              Present
                    --------------    ----------------         ------------


 ** FUND TOTALS:               SHARES

 RECORD TOTAL            2,601,871.1340

 VOTED SHARES            1,311,955.5480

 PERCENT PRESENT                50.424%